UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 18, 2023
Date of Report (Date of earliest event reported)

Viemed Healthcare, Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38973	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Rd. Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)
(337) 504-3802
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	VMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2023, Viemed, Inc. ("Viemed"), a wholly-owned subsidiary of Viemed Healthcare, Inc. (the "Company"), entered into a definitive stock purchase agreement (the “Purchase Agreement”) with Home Medical Products, Inc., (“HMP”), Kevin Atkins and David Steele (collectively, the “Stockholders”), and David Steele, as the representative of the Stockholders, to acquire HMP for approximately $31.75 million in cash, subject to net working capital and other adjustments.

Pursuant to the terms and conditions of the Purchase Agreement, Viemed will acquire from the Stockholders 100% of the equity ownership of HMP, which operates throughout Tennessee and in Alabama and Mississippi (collectively, the “Acquired Business”). The Acquired Business has 181 full time employees and currently serves approximately 44,340 patients.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this size and nature. Subject to certain limitations, the Stockholders, on the one hand, and Viemed, on the other hand, have agreed to indemnify the other for breaches of representations, warranties, covenants, and certain other specified matters. The closing of the transaction is subject to customary closing conditions, with an expected closing during June 2023. The Purchase Agreement may be terminated by the Stockholders or Viemed under certain circumstances specified therein, including the right of the Stockholders or Viemed to terminate the Purchase Agreement if the transaction has not closed by August 1, 2023.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Form 8-K as Exhibit 2.1 and is incorporated herein by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Viemed, HMP, or the Acquired Business.

Item 7.01. Regulation FD Disclosure

On April 18, 2023, the Company issued a press release announcing that it has entered into a definitive agreement to acquire HMP. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.1	Stock Purchase Agreement dated April 18, 2023 by and among Viemed, Inc., the Stockholders and Home Medical Products, Inc.*
99.1	Press Release dated April 18, 2023.
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.
* Schedules (or similar attachments) to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules (or similar attachments) to this exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 18, 2023

VIEMED HEALTHCARE, INC.

By:	/s/ Trae Fitzgerald
Trae Fitzgerald
Chief Financial Officer